Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statement (File No. 333-146221) on Form S-8 of our Report of Independent Registered Public Accounting Firm, dated March 30, 2012 relating to the consolidated financial statements of Birmingham Bloomfield Bancshares, Inc. as of December 31, 2011 which appear in this Form 10-K of Birmingham Bloomfield Bancshares, Inc. for the year ended December 31, 2011.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

March 30, 2012